                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant

Check the appropriate box:
   Preliminary Proxy Statement         Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Under Rule 14a-12

                           COMMERCIAL BANCSHARES, INC.
                           ---------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]No fee required.
   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

   Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                           COMMERCIAL BANCSHARES, INC.
                            118 SOUTH SANDUSKY AVENUE
                           UPPER SANDUSKY, OHIO 43351

                                 PROXY STATEMENT

TIME, DATE, AND PLACE OF MEETING

         The Board of Directors of Commercial Bancshares, Inc. (the "Company"), an Ohio corporation, is furnishing you with these proxy materials in connection with the solicitation of proxies to be voted at the Company's 2003 Annual Meeting of Shareholders (the "Meeting").

         You are invited to attend the Meeting that will be held at 4:30 p.m. on Wednesday, April 9, 2003 at the main office of The Commercial Savings Bank (the "Bank"), which is also the principal executive offices of the Company, located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351.

         This Proxy Statement and form of proxy are being mailed to Shareholders on or about March 14, 2003.

SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record at the close of business on February 14, 2003 are entitled to receive these proxy materials and to vote their shares at the Meeting. As of that date, there were 1,163,175 common shares outstanding. Each common share is entitled to one vote on each matter brought before the Meeting.

VOTING YOUR SHARES

         Your vote is important. You may vote your shares by attending the Meeting and voting your shares in person or by completing and returning your form of proxy as follows:

-        Mark your voting preference,

-        Sign and date your proxy form, and

- Return the proxy ballot to the main office of the Company prior to the Meeting. A postage paid envelope is enclosed for your convenience.

         If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy from the holder of record to be able to vote at the Meeting.

         If you return your signed proxy but do not indicate your voting preferences, the persons named in the proxy will vote in accordance with the Directors' recommendations.

         You may revoke your proxy at any time before it is exercised by:

-        Delivering a signed revocation to the Company,

-        Submitting a later dated proxy, or

-        Attending the Meeting and voting your shares in person.

         The Board of Directors of the Company is soliciting proxies. Proxies may be solicited on behalf of the Company by its directors, officers, and employees. Proxies may be solicited personally, by fax, by electronic mail (e-mail) or by telephone, in addition to the use of the mails. The Company will bear the costs of soliciting proxies.

         A majority of the issued and outstanding shares of the Company represented in person or by proxy will constitute a quorum for the purpose of considering and acting upon matters to be brought before the Meeting or any adjournment thereof.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following is a table reflecting all Shareholders, to the best knowledge of the Company's Management, owning beneficially five percent (5%) or more of the Company's issued and outstanding Common Stock as of February 14, 2003.

-----------------------------------------------------------------------------------------------------
   Name and Address                                      Beneficial Ownership
 Of Beneficial Owner              Title of Class              of Stock             Percent of Class
-----------------------------------------------------------------------------------------------------
Myers Properties Limited         Common Stock
Partnership                      without par value            67,887 (1)                  5.7%
30062 Morningside Drive
Perrysburg, Ohio 43551
-----------------------------------------------------------------------------------------------------

(1) The general partner of Myers Properties Limited Partnership is Barbara K. Emerson, 30062 Morningside Drive, Perrysburg 43551. Ms. Emerson is the spouse of Edwin G. Emerson, a Class I Director of the Company.

BOARD AND COMMITTEE MEMBERSHIP

         During 2002, the Board of Directors of the Company met twelve times and had several ongoing committees. These committees include an Executive Committee, Executive Compensation Committee, and an Audit Committee. All of our Directors attended at least eighty-three percent (83%) of the meetings of the Board and Board Committees on which they served in 2002.

         The following table reflects the membership of the Company's Board and Audit, Executive Compensation, and Executive Committees:

--------------------------------------------------------------------------------------------------------
                                                                            Executive
                Name                        Board           Audit         Compensation       Executive
--------------------------------------------------------------------------------------------------------
Mr. Berg                                      X                                X                 X
Ms. Child                                     X
Mr. Dillon                                    X                                X                 X
Mr. Emerson                                   X               X
Ms. Franks                                    X
Ms. Grafmiller                                X               X*
Mr. Graves                                    X                                                  X
Mr. Mastro                                    X
Mr. Ruse                                      X               X                X                 X
Mr. Sheaffer                                  X*              X                X*                X*
Mr. Shope                                     X
Mr. Smith                                     X
2002 Meetings                                12               4                3                13
* denotes Chairperson of Committee
--------------------------------------------------------------------------------------------------------

EXECUTIVE COMMITTEE

         The Executive Committee performs such duties as are delegated to it by the Board of Directors.

NOMINATING COMMITTEE

         The Board of Directors does not have a standing nominating committee or a committee performing a similar function.

COMPENSATION OF DIRECTORS

         In 2002, non-officer directors of the Company received $10,000 for service on the Board and Board Committees, with the exception of members of the Bank's Loan Committee, which met with the most regularity. Those members received $13,500. Also, Mr. Sheaffer, the Board's Chairman received $13,500 for service on the Board and Board Committees. Directors who are also officers of the Company received $5,600 for service on the Board and Board Committees. Directors of the Company are permitted to defer all or part of these fees under the Bank's Deferred Compensation Plan that is more fully described on page thirteen of this Proxy Statement.

RELATED TRANSACTIONS

         The Bank has had and expects to continue banking relationships in the ordinary course of business with directors, officers, and principal Shareholders of the Company and the Bank. These relationships are carried out on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other loan customers and do not involve more than the normal risk of collectability or present other unfavorable features.

         From time to time in 2002, management of the Bank and Company consulted with Shumaker, Loop & Kendrick, LLP, a law firm located in Toledo, Ohio, for certain legal matters. Director Edwin G. Emerson is a partner with that law firm and Gregory J. Shope, son of Class III Director Michael A. Shope, is an associate with that law firm. The Bank also engaged the services of Certified Appraisal Service, an appraisal firm in which Director Deborah J. Grafmiller is a co-owner. The Bank used this firm mainly for obtaining appraisals of real estate relating to secured loans made to borrowers in the ordinary course of the Bank's business. The amount of business for Certified Appraisal Service attributable to the Bank or the Bank's customers in 2002 totaled $36,955.

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of four directors each. The terms of each class expire at successive annual meetings. The term of Class III Directors of the Company expire this year.

         Due to the resignation of James A. Deer on July 2, 2002, a vacancy was created in the Class III Director classification. Pursuant to the Company's Code of Regulations, this vacancy was filled by the Board of Directors acting by a majority of the Directors then in office. Mr. Shope was chosen to fill Mr. Deer's unexpired term and joined the Board in December, 2002.

         You may vote for up to four nominees to serve as Class III Directors with terms expiring at the 2006 Annual Meeting of Shareholders. The Board proposes the following nominees for election:

-        Hazel D. Franks

-        Raymond E. Graves

-        Richard A. Sheaffer

-        Michael A. Shope

         If you return the enclosed proxy form properly executed without an indication that your vote should be withheld for any or all of the nominees, the persons named on the enclosed proxy form will vote your proxy for the election of the above-mentioned nominees for Class III Directors.

         We expect that each nominee for election as a Class III Director will be able to serve if elected. However, if any nominee is unable to serve, proxies will be voted for the remaining nominees and may be voted for substitute nominees that the Board may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE NOMINEES AS CLASS III DIRECTORS OF THE COMPANY.

INFORMATION RELATING TO NOMINEES AND OTHER DIRECTORS

         The following tables set forth certain information relating to the nominees and other members of the Board of Directors whose terms of office continue after the Meeting. This information includes the age, principal occupation, and beneficial ownership of the Company's voting securities.

                               CLASS III DIRECTORS
                      (NOMINEES FOR TERMS EXPIRING IN 2006)

--------------------------------------------------------------------------------------------------------------------
        Name                         Principal Occupation          Director     Beneficial Ownership     Percent
    Of Director            Age      During Past Five Years         Since (1)     Of Common Stock (2)     of Class
--------------------------------------------------------------------------------------------------------------------
Hazel D. Franks             82       Retired trucking firm            1985             2,901                .2%
                                     owner, Upper Sandusky,
                                     Ohio
--------------------------------------------------------------------------------------------------------------------
Raymond E. Graves           50       President and CEO,               1986            21,512 (3)           1.8%
                                     Commercial Bancshares,
                                     Inc., Upper Sandusky, Ohio
--------------------------------------------------------------------------------------------------------------------
Richard A. Sheaffer         60       President, R.A. Sheaffer,        1976             5,899 (4)            .5%
                                     Inc. (a family farming
                                     corporation), Morral, Ohio
--------------------------------------------------------------------------------------------------------------------
Michael A. Shope            58       Retired, Former CFO,             2002                 0                 0%
                                     Walbro Corporation.( a
                                     designer and
                                     mnnufacturer of
                                     automobile parts),
                                     Norwalk, Ohio
--------------------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 14, 2003. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Participant holdings under the Bank's nonqualified deferred compensation plan have been rounded down to reflect only whole shares held under that Plan.

(3) Includes 200 shares for which Mr. Graves has shared voting and investment power, and 18,150 shares covered by exercisable options for which Mr. Graves has shared investment power, but not shared voting power. Also includes 272 shares held by Mr. Graves under the Bank's nonqualified deferred compensation plan.

(4) Includes 3,959 shares for which Mr. Sheaffer has shared voting and investment power and 1,094 shares held under the Bank's nonqualified deferred compensation plan.

                                CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2004)

---------------------------------------------------------------------------------------------------------------
       Name of                       Principal Occupation        Director     Beneficial Ownership     Percent
      Director              Age     During Last Five Years       Since (1)     Of Common Stock (2)    of Class
---------------------------------------------------------------------------------------------------------------
Edwin G. Emerson            64      Attorney, Partner with         1985             3,416 (3)            .3%
                                    Shumaker, Loop &
                                    Kendrick, LLP
                                    Toledo, Ohio
---------------------------------------------------------------------------------------------------------------
Deborah J. Grafmiller       51      Appraiser, Co-owner of         1997             1,114 (4)            .1%
                                    Certified Appraisal
                                    Service,
                                    Upper Sandusky, Ohio
---------------------------------------------------------------------------------------------------------------
Michael A. Mastro           45      President of TLM               1995             1,612 (5)            .1%
                                    Management, Inc. (a
                                    restaurant management
                                    company), Marion, Ohio
---------------------------------------------------------------------------------------------------------------
Douglas C. Smith            59      Retired Executive of Baja      1985            13,057 (6)           1.1%
                                    Marine Corporation (a boat
                                    manufacturing firm)
                                    Bucyrus, Ohio
---------------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 14, 2003. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Participant holdings under the Bank's nonqualified deferred compensation plan have been rounded down to reflect only whole shares held under that Plan.

(3) Includes 1,022 shares for which Mr. Emerson has shared voting and investment power and 811 shares held under the Bank's nonqualified deferred compensation plan. Mr. Emerson's spouse, Barbara K. Emerson, is the general partner of Myers Properties Limited Partnership (the "Partnership") that owns 67,887 shares of Common Stock of the Company. Mr. Emerson disclaims beneficial ownership of the Partnership shares.

(4) Includes 102 shares for which Ms. Grafmiller has shared voting and investment power and 547 shares held under the Bank's nonqualified deferred compensation plan.

(5) Includes 445 shares for which Mr. Mastro has shared voting and investment power and 963 shares held under the Bank's nonqualified deferred compensation plan.

(6) Includes 9,900 shares for which Mr. Smith has shared voting and investment power and 824 shares held under the Bank's nonqualified deferred compensation plan.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 2005)

---------------------------------------------------------------------------------------------------------------
    Name of                                                                        Beneficial
    Director                         Principal Occupation         Director        Ownership of        Percent
    Nominee                 Age     During Last Five Years        Since (1)      Common Stock (2)     of Class
---------------------------------------------------------------------------------------------------------------
Daniel E. Berg              48      Ohio Unit Business Leader,     1990              3,375 (3)          .3%
                                    Tower Automotive, Upper
                                    Sandusky/Bluffton, Ohio
                                    (manufacturer of
                                    automotive products)
---------------------------------------------------------------------------------------------------------------
Lynn R. Child               49      Chief Executive Officer,       2002 (4)              0               0%
                                    CentraCommunications,
                                    L.L.C., Findlay, Ohio
                                    (provider of connectivity,
                                    web hosting, and other
                                    internet related services)
---------------------------------------------------------------------------------------------------------------
Mark Dillon                 49      President, Fairborn            1990              6,182 (5)          .5%
                                    U.S.A., Upper Sandusky,
                                    Ohio (manufacturer of
                                    loading dock enclosures)
---------------------------------------------------------------------------------------------------------------
William E. Ruse             67      Attorney (of counsel),         1998              2,942 (6)          .2%
                                    Drake, Kuenzli, Phillips &
                                    Clark, Findlay, Ohio.
                                    Former President,
                                    Blanchard Valley Health
                                    Association, Findlay, Ohio
---------------------------------------------------------------------------------------------------------------

(1) Directorships were with the Bank alone until April 13, 1995 and with the Bank and the Company since such date.

(2) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 14, 2003. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan. Participant holdings under the Bank's nonqualified deferred compensation plan have been rounded down to reflect only whole shares held under that Plan.

(3) Includes 9 shares for which Mr. Berg has shared voting and investment power and 1,622 shares held under the Bank's nonqualified deferred compensation plan.

(4) Due to the resignation of Loren H. Dillon on June 17, 2002, a vacancy was created in the Class II Director classification. Pursuant to the Company's Code of Regulations, this vacancy was filled by the Board of Directors acting by a majority of the Directors then in office. Ms. Child was chosen to fill Mr. Dillon's unexpired term and joined the Board in December, 2002.

(5) Includes 2,189 shares held under the Bank's nonqualified deferred compensation plan.

(6) Includes 1,320 shares for which Mr. Ruse has shared voting and investment power and 1,622 shares held under the Bank's nonqualified deferred compensation plan.

             CUMULATIVE SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

---------------------------------------------------------------------------------------------------------------
                            Name of                                      Beneficial Ownership        Percent
                            Director                                      Of Common Stock (1)       of Class
---------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (17 persons) (2)              79,695 (3)               6.7%
---------------------------------------------------------------------------------------------------------------

(1) All shares are held of record with sole voting and investment power unless otherwise indicated. Beneficial ownership numbers are as of February 14, 2003. Participants in the Bank's nonqualified deferred compensation plan have no voting or investment powers for shares held under that plan.

(2) Includes all executive officers of the Company and all executive officers of the Bank.

(3) Includes 33,632 shares covered by stock options now exercisable or exercisable within the next 60 days. Also includes 9,949 shares held under the Bank's nonqualified deferred compensation plan.

                               EXECUTIVE OFFICERS

The following information is furnished concerning Executive Officers of the Company and the Bank:

       Name                    Age                                    Position and Business Background
       ----                    ---                                    --------------------------------
Richard A. Sheaffer             60              Mr. Sheaffer is Chairman of the Board of Directors of the Company and the Bank
                                                and has served in such position since 1990. He was first elected as a Director of the Bank in 1976.

Raymond E. Graves               50              Mr. Graves is President and Chief Executive Officer of the Company. He has
                                                served in this capacity since 1995. He also serves as Chief Executive Officer of the Bank. He served as President and Chief Executive Officer of the Bank from 1986 through September, 1999. He was re-appointed as Chief Executive
                                                Officer of the Bank in February 2001. He originally joined the Bank in 1985 as
                                                Executive Vice-President.

Philip Kinley                   43              Mr. Kinley serves as Senior Executive Vice-President of the Company, having served in that capacity since February 1, 2001. He served as Vice-President of the Company and Vice-President and Chief Operations Officer of the Bank
                                                from 1995 until assuming his present position. He originally joined the Bank in 1984.

Bruce J. Beck                   51              Mr. Beck, an attorney licensed to practice in the States of Ohio and Arizona, currently serves as Senior Vice-President, Risk Management, having served in that capacity since July,2002. He is also the Secretary of the Company and originally joined the Company in 1995 as Vice-President in charge of the Bank's loan department.

     Name                       Age                                   Position and Business Background
     ----                       ---                                   --------------------------------
Susan E. Brown                  56              Ms. Brown serves as Senior Vice President, Retail Banking, having served in that capacity since July, 2002. Prior to assuming her current position, she served as
                                                Regional President of the Northern Region of the Bank, having been appointed to that position February 1, 2001. She joined the Bank during 1998 as
                                                Vice-President of Retail Banking Services. Her prior banking experience covers
                                                32 years, including serving as District Retail Manager for Bank One for six years.

John C. Haller                  52              Mr. Haller joined the Bank in June, 2001 as Vice-President and Chief Financial
                                                Officer. His prior banking experience covers 25 years, including serving most recently as Chief Financial Officer for Commerce Exchange Bank.

Shawn P. Keller                 31              Mr. Keller re-joined the Bank in September, 2001 and currently serves as Senior
                                                Vice-President and Chief Lending Officer. He served as Regional President of the Southern Region of the Bank until assuming his current position in
                                                July, 2002. From 1995 through 1997, he served as a banking center manager and business development officer for the Bank. Most recently he served as Vice
                                                President, Business Banking for Bank One.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

             The Audit Committee of the Company and Bank generally meets quarterly and is comprised entirely of outside directors, currently four. The Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee, namely Michael A. Shope. In 2001, Mr. Shope served as interim Chief Financial Officer for Faurecia Exhaust Systems, Inc., a manufacturer of automotive exhaust systems, during a transitional period. From 1993 through 1999, he served as Chief Financial Officer for Walbro Corporation, a designer and manufacturer of automotive parts. Mr. Shope has more than 25 years of finance, banking, and accounting experience. He will begin service on the Company's Audit Committee in 2003. Mr. Shope and the other Directors serving on the Company's Audit Committee are independent of management, as determined under the National Association of Securities Dealers
(NASD) listing standards. The Audit Committee did not operate under a charter in 2002. The duties and responsibilities of the Audit Committee include:

- Oversight of the Company's and Bank's internal accounting and operational controls, as well as financial and regulatory reporting.

- Ratification of the selection, or termination, of the Independent Public Accounting firm to serve as the external auditor for the Company and the Bank.

- Reviewing the financial statements and audit findings and taking any action considered appropriate by the Committee and the Board of Directors.

- Performing oversight functions as requested by the full Board of Directors.

- Reporting activities performed by the Committee to the full Board of Directors.

         The Audit Committee evidenced its completion of and compliance with the duties and responsibilities set forth above through a formal written report dated and executed as of December 9, 2002. The report will be submitted to the Board of Directors of the Company at the March 12, 2003 Board of Directors meeting. A copy of that report is set forth below.

December 9, 2002

The Board of Directors
Commercial Bancshares, Inc.

Fellow Directors:

The Audit Committee conducted oversight activities for Commercial Bancshares, Inc. and its subsidiaries relating to the Company's systems of internal controls for the fiscal year ended December 31, 2002.

In performance of its duties, the Audit Committee's activities included, but were not limited to the following:

- Review and discussion of the audited financial statements with Management.

- Discussion with the external auditors of the Company and Bank of the matters requiring discussion by Statement on Auditing Standards (SAS) No. 61.

- Received and reviewed written disclosures and a letter from the external auditors required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence.

The Committee has also considered the affect of the payment of fees to its auditors on their independence. The fees include the following.

AUDIT FEES

The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for review of the financial statements included in the Company's Forms 10-Q for the most recent fiscal year were $46,575.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION FEES

The Company incurred no fees during the most recent fiscal year relating to financial information systems design and implementation

ALL OTHER FEES

The aggregate fees billed for all other services rendered by the Company's auditor, including tax fees, were $77,855.

The Committee feels that these fees have not affected the independence of its auditors. Based upon this and the other representations made within this Report, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Respectfully submitted,

Commercial Bancshares, Inc. Audit Committee

Chairman Deborah J. Grafmiller, Edwin G. Emerson, William E. Ruse, and Richard
A. Sheaffer.

                             EXECUTIVE COMPENSATION

         The Company is providing the following information related to the compensation and benefit programs it provides to executive officers of the Bank and Company. The information contained in the Summary Compensation and Stock Option tables that follow is disclosed for the Chief Executive Officer of the Company and for those other executive officers of the Company whose compensation for 2002 exceeded $100,000. While Mr. Deer resigned from the Company in July, 2002, he has been included in the executive compensation information since his total compensation for 2002 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                  Long Term Compensation
                                    Annual Compensation                   Awards
                                    -------------------           ----------------------
                                                                        Securities
                                                                        Underlying          All Other
Name and Principal                                                       Options          Compensation
    Position                  Year     Salary ($)(1)   Bonus ($)           (#)               ($)(2)
Raymond E. Graves,            2002      175,488.64      2,534.40              0              6,266.46
President and Chief           2001      166,764.18      9,814.00              0              8,270.81
Executive Officer             2000      148,060.68     20,104.91          3,965              6,034.38
Commercial Bancshares, Inc.

James A. Deer, former         2002       66,800.35             0              0             38,223.21
Regional President            2001      107,040.46             0              0              7,094.98
Commercial Savings            2000      123,508.06     10,104.23          3,050             10,174.93
Bank

(1) The salary figures of Mr. Graves and Mr. Deer include fees received by them for services as Directors of the Company in 2002 ($5,600), 2001 ($5,600), and 2000 ($5,600). These figures also include salary deferred under the Bank's Section 401(k) Plan and The Commercial Savings Bank Deferred Compensation Plan; and includes the premium expense attributable to the term death benefits payable to the officers' beneficiaries under the life insurance policy used to fund the Company's Executive Retirement Plan. The salary figure of Mr. Deer also includes certain payments received by him as salary continuation under the terms of his separation agreement with the Company.

(2) For each executive officer listed, amounts include matching contributions made under the Bank's Section 401(k) Plan, term life insurance premiums paid for their benefit, and the reportable economic value to each under the Bank's supplementary executive retirement plan described below. For Mr. Graves, the amount includes the amount allocated to him for personal mileage driven in a Company-owned vehicle. For Mr. Deer, the amount includes certain payments received by him in consideration of his covenant not to compete with the Company as provided in the Separation Agreement entered into between Mr. Deer and the Company.

                              EMPLOYMENT CONTRACTS

         The Company has entered into an employment contract with Mr. Graves. This Agreement is for a one-year term and is automatically renewable for successive one year periods following the conclusion of a term, unless 60 days written notice is given by either the Company, Bank, or Mr. Graves. The terms of the contract provides for salary continuation and a continuation of certain employee benefits for a period of twelve months from the date such decision to terminate or not renew is made. Any benefits received during the twelve-month period would be reduced by any similar benefits received from third parties such as a subsequent employer. The provision for continuation of salary and benefits does not apply if the contract is terminated voluntarily by Mr. Graves, or with cause by the Company or Bank.

         The Company had previously entered into a similar agreement with Mr. Deer, however, this contract was terminated in July of 2002 pursuant to the terms of a Separation Agreement entered into by and between the Company and Mr. Deer. The Company entered into a confidential Separation Agreement with James Deer on July 15, 2002. Mr. Deer resigned as Regional President of the Bank in June 2002 and as Director of the Company in July 2002. The Separation Agreement provides Mr. Deer with a continuation of salary payments from the Company at his current base rate of pay for a period of twenty-four (24) months, and continued participation in the Company's Executive Indexed Salary Continuation Plan. Mr. Deer is also entitled to continued participation in the family group health, disability, and other health and welfare insurance plans made available to Bank employees. In consideration of these benefits above, Mr. Deer agreed among other things that he will not enter the employ of another bank or similar financial institution within thirty (30) miles of the Company's corporate office for a period of two years.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         This Plan was adopted in 1995 to provide certain executive officers with annual retirement benefits that will supplement those benefits available under the Bank's qualified retirement plan. The goal of the Plan is to provide participants with benefits initially equaling seventy percent (70%) of the participating executive's final annual pay. The following Pension Plan Table shows the estimated annual benefits payable to participating executive officer as a single life annuity upon retirement.

                               PENSION PLAN TABLE

FINAL ANNUAL PAY                       YEARS OF SERVICE
----------------                       ----------------
----------------------------------------------------------------------------
                        15          20          25          30          35
----------------------------------------------------------------------------
100,000               70,000      70,000      70,000      70,000      70,000
----------------------------------------------------------------------------
125,000               87,500      87,500      87,500      87,500      87,500
----------------------------------------------------------------------------
150,000              105,000     105,000     105,000     105,000     105,000
----------------------------------------------------------------------------
175,000              122,500     122,500     122,500     122,500     122,500
----------------------------------------------------------------------------
200,000              140,000     140,000     140,000     140,000     140,000
----------------------------------------------------------------------------

         All of a participating executive's salary and bonus is taken into account in calculating final annual pay and benefits under the Plan. Other retirement income of the participant, such as social security and other retirement benefits provided by the Company and Bank, will be applied as offsets, reducing the target benefits derived by calculating the goal percentage. Income related to stock option exercises by a participating executive in the Company's 1997 Stock Option Plan will not be taken into account in calculating benefits under the Plan. Annual benefits are indexed to the financial performance of an insurance policy and are designed to increase each year.

         The following officers currently participate in the Company's Supplementary Executive Retirement Plan:

Name of Executive                Position                    Years of Service (1)
-----------------                --------                    -------------------
Raymond E. Graves        President and CEO                           17
                         The Commercial Savings Bank and
                         Commercial Bancshares, Inc.

James A. Deer            Regional President                          16
                         The Commercial Savings Bank
                                 .
Philip W. Kinley         Senior Executive Vice-President             18
                         Commercial Bancshares, Inc.

(1) The figures stated include years of service with the Bank alone until April 13, 1995, and with the Bank and Company since that date.

         Benefits earned under the Plan do not become vested until the 6th year of employment with the Bank. The executive's vesting increases 20 percent annually thereafter, reaching 100 percent vesting after 10 full years of continuous employment. The Bank has purchased life insurance policies on each participating executive that are actuarially designed to offset the annual expenses associated with the Plan. The Bank will, given reasonable actuarial assumptions, completely recover all Plan costs. All three of the current participants in the Plan are 100 percent vested. Mr. Deer has retained the right to receive benefits under the Plan upon his reaching normal retirement age.

         The death benefit for each executive is an endorsement of 80% of the net-at-risk life insurance portion of each of the life insurance policies purchased to recover the retirement plan's costs. For the year 2002, expenses of $17,122.91 were accrued by the Bank to account for this obligation

                           DEFERRED COMPENSATION PLAN

         The Bank adopted the Commercial Savings Bank Deferred Compensation Plan, a nonqualified deferred compensation plan, effective as of January 1, 1999. All executive officers and directors of the Bank are eligible to participate. The purpose of the Plan is to permit participating directors and executive officers to voluntarily defer receipt of designated percentages or amounts of their compensation and/or director's fees, and therefore defer taxation of deferred amounts. The deferred compensation will be deposited in an irrevocable grantor trust and invested in common stock of the Company. The trustee will purchase shares of the Company's common stock on a quarterly basis. The price to be paid per share is the average of the high and low prices of the Company's stock for the month prior to the date of purchase as quoted on the Over-the-Counter Bulletin Board. The trustee shall attempt to purchase the common stock on the open market at the determined price. Should the trustee be unable to purchase sufficient shares in the open market, authorized but unissued common stock of the Company may be purchased by the trust. Each participating director or executive officer will be entitled to receive the value of the shares accumulated by the trustee on their behalf at retirement, death, disability or upon a change in corporate control. In addition, a participating director or executive officer will also be entitled to receive the vested portion of their benefit upon other termination of their service with the Company or in the event of an unforeseen emergency. The benefits will generally be paid out in cash, in a single lump sum payment, although a retiring director or executive officer may elect to receive a series of installment payments or an annuity.

                                STOCK OPTION PLAN

         The Shareholders of the Company approved the 1997 Commercial Bancshares, Inc. Stock Option Plan (the "Plan") at the 1997 Annual Meeting of Shareholders. The Plan permits eligible executive officers of the Bank and Company an opportunity to acquire or increase their share ownership in the Company by granting them options to purchase common stock of the Company. There were no option grants in 2002. The following table sets forth certain information relating to the number and value of exercised and unexercised options.

           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                  OPTION VALUES

----------------------------------------------------------------------------------------------------------------
                                                                      Number of
                                                                     Securities                 Value Of
                                                                     Underlying                Unexercised
                                         Shares                      Unexercised              In-The-Money
                                        Acquired                       Options                   Options
                                           On          Value     At Fiscal Year-End (#)    At Fiscal Year-End ($)
               Name                     Exercise     Realized        Exercisable/              Exercisable/
                                           (#)          ($)        Unexercisable (1)         Unexercisable (1)
----------------------------------------------------------------------------------------------------------------
Raymond E. Graves, President and             0      $     0.00       18,150 / 14,262          $ 44,137.50 / $0
Chief Executive Officer,
Commercial Bancshares, Inc. and
Commercial Savings Bank
----------------------------------------------------------------------------------------------------------------
James A. Deer, Former Regional
President of the Central Region of       8,250      $44,137.50             0 / 0 (2)                   $0 / $0
Commercial Savings Bank
----------------------------------------------------------------------------------------------------------------

(1) Calculated based on the market value of the Company's common stock at the end of 2002, multiplied by the number of shares covered by in-the-money options, less the total exercise price for such options. Market value was determined using a weighted average of publicly available reported December, 2002 trades of the Company's common stock.

(2) Under the terms of the Commercial Bancshares, Inc. 1997 Stock Option Plan, Mr. Deer's unexercised Incentive Stock Options expired three months after July 2, 2002, the date of his resignation.

           REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

         This Committee consists entirely of outside directors, currently four in number, and is responsible for the establishment of annual and long-term goals for the executive management team of the Company and Bank. The Committee's duties include:

- Reviewing executive management's past performance in order to formulate salary recommendations for the upcoming year; and

- Making recommendations to the Board of Directors for the granting of stock options to eligible officers under the Company's 1997 Stock Option Plan.

         The Company is a holding company that owns the Bank. The membership of the Board of Directors of the Company is the same as that of the Bank. The Company has no direct employees. All disclosures contained in this Proxy Statement relating to executive compensation reflect compensation paid by the Bank.

         This report reflects the Company's executive compensation philosophy as endorsed by the Executive Compensation Committee and the Board of Directors. The Company's compensation programs are designed to achieve the following goals:

- Motivate and reward executive officers for achieving strategic business goals that provide enhanced shareholder value;

- Provide compensation opportunities that are comparable to those offered by other peer group companies in order to attract and retain those executive who are critical to the Company's long -term success; and

- Provide that a significant portion of executive compensation should be payable in an annual bonus that shall be based principally upon the financial performance of the Company.

         The Company utilized a bank compensation survey of peer companies prepared by Crowe Chizek and Company, LLP in determining salaries of the Company's employees, including the salaries of Executive Officers. Mr. Graves' 2002 base salary, shown in the "Salary" column of the Compensation Table above, was increased by 5.2% from his 2001 base salary. The salary of Mr. Graves, as adjusted, is consistent with peer group companies in the industry. Bonuses are based on the financial performance of the Company. The receipt and amount of bonuses received in a given year are tied directly to the profitability of the Company in the prior year. If the Company's Return on Average Assets (ROAA) reaches a level specified in advance by the Committee, the awarding of bonuses is then considered. The Bonus paid in 2002 decreased somewhat as the net income of the Company for 2001 was lower than the Company's net income in 2000. Stock options are granted at the discretion of the Board. The Board determined that existing grants of stock options were sufficient and therefore did not grant stock options in 2002.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMPENSATION COMMITTEE
MEMBERS:

 Chairman, Richard A. Sheaffer, Daniel E. Berg, Mark Dillon, and William E. Ruse

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company. In addition, no executive officer of the Company or the Bank serves or has served as a member of the compensation committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company's Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change and the cumulative total shareholder return on the Company's stock during the five year period ended December 31, 2002 with the cumulative total return on the Standard & Poor's 500 Stock Index, and on two industry indices for Companies of comparable size. The comparison assumes $100 was invested on January 1, 1998 in the Company's shares and in each of the indicated indices and assumes reinvestment of dividends.

[GRAPH]

                                                                       PERIOD ENDING
-----------------------------------------------------------------------------------------------------------------
              INDEX                       12/31/97     12/31/98    12/31/99     12/31/00     12/31/01    12/31/02
-----------------------------------------------------------------------------------------------------------------
Commercial Bancshares, Incorporated        100.00       112.50       96.43        80.36        79.95       89.38
S&P 500                                    100.00       128.55      155.60       141.42       124.63       96.95
SNL $100M-$500M OTC-BB and Pink Banks      100.00       117.85      107.32        90.72       104.50      125.36
SNL <$500M Bank Index                      100.00        91.31       84.52        81.54       112.79      144.45

SNL Financial LC                                                  (434) 977-1600
(C) 2003

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership of Common Stock of the Company with the Securities and Exchange Commission. Officers and directors are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Directors Daniel E. Berg, Mark Dillon, Edwin G. Emerson, Deborah J. Grafmiller, Michael A. Mastro, and Richard A. Sheaffer have each completed four late Section 16(a) filings reflecting fifteen previously unreported transactions under the Bank's nonqualified deferred compensation plan. The previously unreported transactions consisted of changes in each director's beneficial ownership of shares of common stock held by the trustee of the Company's deferred compensation plan resulting from the plan trustee's investments of regularly scheduled plan contributions and reinvested dividends, and qualified as exempt transactions under SEC Rule 16b-3. Director Douglas C. Smith made three late Section 16(a) filings reflecting eleven previously unreported transactions under the Bank's nonqualified deferred compensation plan, four previously unreported open market sales and one previously unreported gift. Director Raymond E. Graves has completed five late Section 16(a) filing reflecting sixty previously unreported transactions under the Bank's nonqualified deferred compensation and Section 401(k) plans resulting from reinvested dividends, on-going deferral contributions and similar transactions.

         Officers Susan E. Brown, Philip W. Kinley, Shawn P. Keller; and John C. Haller each made one Section 16(a) filing on Form 5 reporting their indirect ownership of shares held on their behalf under the Bank's Section 401(k) savings plan. The shares held by the 401(k) plan on their behalf had been acquired in transactions completed by the plan trustee made with employee deferrals, employer matching contributions and reinvested dividends which were exempt from
Section 16(a) reporting under SEC Rule 16a-3(f)(1), but the late filings were necessary to correct the beneficial ownership of shares by each of these insiders to accurately reflect the shares held in the 401(k) plan on their behalf.

                      DELIVERY OF SECURITY HOLDER DOCUMENTS

         In order to reduce the Company's costs and for your convenience, the Company is mailing one copy of the Company's Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting to addresses that are shared by two or more holders of the Company's common stock, unless contrary instructions were received by the Company prior to the mailing of Proxy materials. Each account holder at an address is being sent a proxy ballot and return envelope for voting purposes.

         Upon your written or oral request, we will mail you a copy of the Company's 2002 Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting. You may write to us at Commercial Bancshares, Inc., 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, Attention: Shareholder Relations, or contact us by telephone at (419) 294-5781.

         If there are two or more holders of the Company's common stock at your address and you have received multiple copies of the Company's 2002 Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting, you may contact us by mail or by telephone as provided above to request that only one copy of the Company's Annual Report to Shareholders, Proxy Statement, and Notice of Annual Meeting be sent to your address in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has engaged the firm of Crowe Chizek and Company, LLP, Independent Certified Public Accountants, Columbus, Ohio to report upon the consolidated financial statements included in the Annual Report submitted herewith. A representative of this firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has not yet engaged an Independent Public Accounting firm to report upon its 2003 financial statements.

                                VOTING PROCEDURES

         All votes will be tabulated by the inspectors of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. A "broker non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for Shareholder action at the Meeting, the persons named in the enclosed Proxy shall vote the shares represented thereby in accordance with their best judgment.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 2002 WILL BE PROVIDED TO YOU, WITHOUT CHARGE, UPON WRITTEN REQUEST. TO OBTAIN A COPY PLEASE WRITE TO CONNIE NICHOLSON, SHAREHOLDER RELATIONS, COMMERCIAL BANCSHARES, INC., 118 SOUTH SANDUSKY AVENUE, UPPER SANDUSKY, OHIO 43351.

                           SHAREHOLDER PROPOSALS FOR
                     PRESENTATION AT THE 2004 ANNUAL MEETING

         The Board of Directors requests that any Shareholder proposals intended for presentation at the 2004 Annual Meeting be submitted in writing to Raymond
E. Graves, President, at the Company's office located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, by no later than November 8, 2003 for consideration for inclusion in the Company's proxy materials for such meeting.

         For proposals that a shareholder wishes to present at the 2004 Annual Meeting, but does not seek to include in the proxy statement, the Board of Directors requests that the proposal be submitted in writing to Raymond E. Graves, President, at the Company's office located at 118 South Sandusky Avenue, Upper Sandusky, Ohio 43351, by no later than January 22, 2004.

         A copy of the Company's 2002 Annual Report is being delivered with this Proxy Statement.

By Order of the Board of Directors

/s/ Bruce J. Beck
Bruce J. Beck
Secretary

Dated March 11, 2003

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                           COMMERCIAL BANCSHARES, INC.
                            118 SOUTH SANDUSKY AVENUE
                           UPPER SANDUSKY, OHIO 43351

             PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 9, 2003. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

         The undersigned, having received notice of the Annual Meeting (the "Meeting") of Shareholders of Commercial Bancshares, Inc., an Ohio corporation (the "Company"), to be held at 4:30 p.m. local time on Wednesday, April 9, 2003, hereby designates and appoints Hazel D. Franks, Deborah J. Grafmiller, and William E. Ruse, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, without par value, of the Company held of record by the undersigned on February 14, 2003, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting or any adjournment thereof.

         1. ELECTION OF DIRECTORS.   To elect the following four (4) nominees as
Class III Directors: HAZEL D. FRANKS, RAYMOND E. GRAVES, RICHARD A. SHEAFFER, AND MICHAEL A. SHOPE.

                 _______FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)

                 _______WITHHOLD AUTHORITY FOR ALL NOMINEES

IF YOU WISH TO WITHHOLD AUTHORITY FOR INDIVIDUAL NOMINEE(S), ENTER THE NAME(S) ON THIS LINE: __________________________________________________________________

         THE BOARD OF DIRECTORS AND MANAGEMENT UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NAMED NOMINEES.

         THIS PROXY WILL BE VOTED (1) AS DIRECTED ON THE MATTERS LISTED ABOVE;
(2) IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATION WHERE A CHOICE IS NOT SPECIFIED; AND (3) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

         The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting and voting in person. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

         Please sign the Proxy as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title as such.

                                      Dated:

Number of Shares______________

                                      Printed Name of Shareholder

                                      Signature of Shareholder

                                      Signature of Shareholder (if held jointly)

               PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY.